Exhibit 99.1

Blue Owl Technology Finance Corp. Announces September 30, 2025 Financial Results

NEW YORK — November 5, 2025 — Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF” or the “Company”) today announced financial results for its third quarter ended September 30, 2025.

THIRD QUARTER 2025 HIGHLIGHTS

•	First full quarter as a publicly listed company on the New York Stock Exchange on June 12, 2025, and remains as the largest publicly traded technology-focused BDC by total assets

•	Third quarter GAAP net investment income (“NII”) per share of $0.28

•	Third quarter adjusted NII per share of $0.32(1)

•	Dividends declared for the fourth quarter were $0.40 per share, representing an annualized dividend yield of 9.3%(2) based on net asset value (“NAV”) per share as of September 30, 2025

•	In connection with the listing, the Board of Directors (the “Board”) declared five special dividends of $0.05 per share to be paid quarterly beginning this quarter

•	NAV per share increased to $17.27, as compared with $17.17 as of June 30, 2025, driven primarily by unrealized gains in certain equity investments

•

New investment commitments for the third quarter were $1.0 billion and sales and repayments were $848 million, as compared with $1.5 billion of new investment commitments and $756 million of sales and repayments for the three months ended June 30, 2025

•	Net debt-to-equity ended at 0.57x, as compared with 0.58x as of June 30, 2025

•	Investments on non-accrual represented less than 0.1% of the portfolio at fair value, unchanged from the prior quarter

“OTF delivered solid performance in the third quarter, reflecting the continued strength of our differentiated technology portfolio,” said Craig W. Packer, Chief Executive Officer. “Net asset value increased, continuing last quarter’s trend, and credit quality remains excellent, with a non-accrual rate among the lowest in the BDC industry. Looking ahead, OTF is uniquely positioned to expand its earnings power through a variety of market environments, supported by our significant capacity to deploy capital into attractive, risk-adjusted opportunities.”

Dividend Declarations

The Board declared a fourth quarter 2025 regular dividend of $0.35 per share for stockholders of record as of December 31, 2025, payable on or before January 15, 2026.

As previously announced, the Board also declared a series of five special dividends of $0.05 per share, payable to stockholders of record quarterly beginning in the third quarter 2025. A full schedule of the record and payment dates can be found on the Company’s website at www.blueowltechnologyfinance.com.

Amendment to Lock-Up Release Schedule

Today, the Board approved an amended lock-up release schedule, effective as of November 13, 2025, that will apply to shares currently subject to transfer restrictions. Under the new schedule, approximately 11% of these shares of the Company’s common stock will be released each month, beginning on November 13, 2025 until June 12, 2026.

Following this amendment, shares still subject to transfer restrictions will be released in accordance with the following schedule:

Release Date	Approximate Percentage of Shares Subject to Transfer Restrictions Released
November 13, 2025	11%
December 9, 2025	11%
January 20, 2026	11%
February 20, 2026	11%
March 9, 2026	11%
April 20, 2026	11%
May 20, 2026	11%
June 12, 2026	11%

(1)

Adjusted to exclude any change in capital gains incentive fees accrued but not paid. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

(2)

Annualized dividend yield calculated as Q3 2025 annualized regular dividend of $0.35 per share and Q3 2025 annualized special dividend of $0.05 per share payable to shareholders of record as of 9/30/2025 divided by Q3 2025 net asset value per share of $17.27

SELECT FINANCIAL HIGHLIGHTS

	As Of And For the Three Months Ended
($ in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024
GAAP results:
Net investment income per share	$0.28	$0.34	$0.44
Net realized and unrealized gains (losses) per share	$0.22	$0.09	$0.13
Net increase (decrease) in net assets resulting from operations per share	$0.50	$0.43	$0.57
Capital gains incentive fee expense (benefit) per share	$0.04	$0.01	$—
Non-GAAP financial measures(1)(2):
Adjusted net investment income per share	$0.32	$0.36	$0.44
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.54	$0.45	$0.57
Total investments at fair value	$12,884,046	$12,728,642	$6,396,848
Total debt outstanding (net of unamortized debt issuance costs)	$4,966,719	$4,752,225	$2,961,207
Net assets	$8,055,224	$7,985,418	$3,575,511
Net asset value per share	$17.27	$17.17	$16.95
Net debt-to-equity	0.57x	0.58x	0.78x

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

(2)

Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

PORTFOLIO COMPOSITION

As of September 30, 2025, the Company had investments in 185 portfolio companies across 38 industries, with an aggregate portfolio size of $12.9 billion at fair value and an average investment size of $69.6 million at fair value.

	September 30, 2025		June 30, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments(1)	$9,885,010	76.8%	$9,892,648	77.7%
Second-lien senior secured debt investments	426,867	3.3%	426,937	3.4%
Unsecured debt investments	468,887	3.6%	451,319	3.5%
Specialty finance debt investments	36,755	0.3%	31,469	0.2%
Preferred equity investments	1,096,622	8.5%	1,015,944	8.0%
Common equity investments	633,523	4.9%	594,014	4.7%
Specialty finance equity investments	317,890	2.5%	305,816	2.4%
Joint ventures	18,492	0.1%	10,493	<0.1%

Total investments	$12,884,046		$12,728,640

(1)	We consider 58% and 61% of first-lien senior secured debt investments to be unitranche loans as of September 30, 2025 and June 30,2025, respectively.

	September 30, 2025	June 30, 2025
Number of portfolio companies	185	184
Percentage of debt investments at floating rates	97.0%	97.3%
Percentage of senior secured debt investments	80.4%	81.3%
Weighted average spread over base rate of all floating rate debt investments	5.6%	5.7%
Weighted average total yield of accruing debt and income-producing securities at fair value	10.1%	10.4%
Weighted average total yield of accruing debt and income-producing securities at cost	10.2%	10.4%
Percentage of investments on non-accrual of the portfolio at fair value	<0.1%	<0.1%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended September 30, 2025, new investment commitments totaled $1.0 billion across 12 new portfolio companies and 17 existing portfolio companies. For the three months ended June 30, 2025, new investment commitments were $1.5 billion across 9 new portfolio companies and 13 existing portfolio companies.

For the three months ended September 30, 2025, the principal amount of new investments funded totaled $745 million and aggregate principal amount of sales and repayments was $848 million. For the three months ended June 30, 2025, the principal amount of new investments funded totaled $1.2 billion and aggregate principal amount of sales and repayments was $756 million.

	For the Three Months Ended September 30,
($ in thousands)	2025	2024
New investment commitments
Gross originations	$1,027,266	$630,789
Less: Sell downs	(19,438)	—

Total new investment commitments	$1,007,828	$630,789

Principal amount of new investments funded:
First-lien senior secured debt investments	$677,923	$571,381
Second-lien senior secured debt investments	2,384	—
Unsecured debt investments	4,694	—
Specialty finance debt investments	4,859	—
Preferred equity investments	5,551	17,237
Common equity investments	17,504	103,202
Specialty finance equity investments	23,488	—
Joint ventures	8,124	2,188

Total principal amount of new investments funded	$744,527	$694,008

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$66,197

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(800,957)	$(325,500)
Second-lien senior secured debt investments	—	(17,647)
Unsecured debt investments	—	—
Specialty finance debt investments	—	—
Preferred equity investments	(8,568)	(99,895)
Common equity investments	(4,694)	(35,741)
Specialty finance equity investments	(34,123)	—
Joint ventures	—	—

Total principal amount of investments sold or repaid	$(848,342)	$(478,783)

Number of new investment commitments in new portfolio companies(2)	12	16
Average new investment commitment amount	$60,942	$60,552
Weighted average term for new debt investment commitments (in years)	6.2	6.0
Percentage of new debt investment commitments at floating rates	98.9%	99.5%
Percentage of new debt investment commitments at fixed rates	1.1%	0.5%
Weighted average interest rate of new debt investment commitments(3)	8.6%	9.7%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.2%	5.0%

(1)	Includes scheduled paydowns.
(2)	Number of new investment commitments represents commitments to a particular portfolio company.
(3)	Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.98% and 4.59% as of September 30, 2025 and 2024, respectively.

RESULTS OF OPERATIONS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2025

Investment Income

Investment income increased to $322.6 million for the three months ended September 30, 2025 from $319.5 million for the three months ended June 30, 2025, primarily due to an increase in interest income as a result of an increase in average leverage. Other income remained relatively consistent period-over-period. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses

Total operating expenses increased to $189.6 million for the three months ended September 30, 2025 from $159.0 million for the three months ended June 30, 2025, primarily due to an increase in management fees and incentive fees resulting following the Company’s direct listing. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses, excluding listing advisory fees, remained relatively consistent period-over-period.

Liquidity and Capital Resources

As of September 30, 2025, the Company had $397.1 million in cash and restricted cash, $5.0 billion in total principal value of debt outstanding, including $2.8 billion of unsecured notes and $3.1 billion of undrawn capacity(1) on the Company’s credit facilities. The funding mix was composed of 45% secured and 55% unsecured borrowings as of September 30, 2025 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of September 30, 2025. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on November 6, 2025 at 11:30 a.m. Eastern Time on the News & Events section of OTF’s website at www.blueowltechnologyfinance.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 407-8629

•	International: +1 (201) 493-6715

All callers will need to reference “Blue Owl Technology Finance Corp.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the News & Events section of OTF’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Access ID: 13755747

(1)	Reflects availability based on limitations related to each credit facility’s borrowing base.

ABOUT BLUE OWL TECHNOLOGY FINANCE CORP.

Blue Owl Technology Finance Corp. (NYSE: OTF) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of September 30, 2025, OTF had investments in 185 portfolio companies with an aggregate fair value of $12.9 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024
Investments at fair value	$12,884,046	$12,728,642	$6,396,848
Total assets	$13,400,788	$13,042,932	$6,685,024
Net asset value per share	$17.27	$17.17	$16.95
GAAP results:
Total investment income	$322,590	$319,467	$170,908
Net investment income	$130,565	$160,371	$92,258
Net increase (decrease) in net assets resulting from operations	$234,935	$201,487	$119,538
Capital gains incentive fee expense (benefit) per share	$0.04	$0.01	$—
GAAP per share results:
Net investment income	$0.28	$0.34	$0.44
Net realized and unrealized gains (losses)	$0.22	$0.09	$0.13
Net increase (decrease) in net assets resulting from operations	$0.50	$0.43	$0.57
Capital gains incentive fee expense (benefit) per share	$0.04	$0.01	$—
Non-GAAP per share financial measures(1)(2):
Adjusted net investment income	$0.32	$0.36	$0.44
Adjusted net increase (decrease) in net assets resulting from operations	$0.54	$0.45	$0.57
Weighted average yield of accruing debt and income producing securities at fair value	10.1%	10.4%	11.4%
Weighted average yield of accruing debt and income producing securities at amortized cost	10.2%	10.4%	11.4%
Percentage of debt investments at floating rates	97.0%	97.3%	95.9%

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

(2)

Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	September 30, 2025 (Unaudited)	December 31, 2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,932,448 and $5,921,172, respectively)	$11,949,880	$5,892,773
Non-controlled, affiliated investments (amortized cost of $713,080 and $435,706, respectively)	756,010	407,303
Controlled, affiliated investments (amortized cost of $93,994 and $76,243, respectively)	178,156	107,390

Total investments at fair value (amortized cost of $12,739,522 and $6,433,121, respectively)	12,884,046	6,407,466
Cash	396,921	252,964
Foreign cash (cost of $225 and $4,040, respectively)	212	4,036
Interest receivable	71,682	45,838
Dividend income receivable	11,939	1,929
Prepaid expenses and other assets	35,988	10,388

Total Assets	$13,400,788	$6,722,621

Liabilities
Debt (net of unamortized debt issuance costs of $82,572 and $37,495, respectively)	$4,966,719	$2,914,509
Management fee payable	47,969	14,687
Distribution payable	186,631	70,998
Incentive fee payable	55,948	11,133
Payables to affiliates	—	1,903
Payable for investments purchased	—	52,796
Accrued expenses and other liabilities	88,297	31,445

Total Liabilities	$5,345,564	$3,097,471

Commitments and contingencies(1)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 466,464,720 and 212,155,118 shares issued and outstanding, respectively	4,665	2,122
Additional paid-in-capital	7,687,119	3,352,211
Total accumulated undistributed earnings	363,440	270,817

Total Net Assets	8,055,224	3,625,150

Total Liabilities and Net Assets	$13,400,788	$6,722,621

Net Asset Value Per Share	$17.27	$17.09

(1)	Refer to 10-Q Note 8 “Commitments and Contingencies”.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$266,669	$131,461	$675,025	$391,698
Payment-in-kind interest income	23,823	24,994	61,752	84,063
Dividend income	—	599	539	1,627
Payment-in-kind dividend income	16,120	7,371	39,975	20,929
Other income	3,909	939	12,653	5,089

Total investment income from non-controlled, non-affiliated investments	310,521	165,364	789,944	503,406

Investment income from non-controlled, affiliated investments:
Interest income	1,600	275	3,833	275
Payment-in-kind (“PIK”) interest income	1,160	475	3,291	475
Dividend income	5,563	1,774	17,582	4,463
Payment-in-kind dividend income	3,292	3,007	9,494	8,701
Other income	22	13	105	19

Total investment income from non-controlled, affiliated investments	11,637	5,544	34,305	13,933

Investment income from controlled, affiliated investments:

Dividend income	432	—	625	—

Total investment income from controlled, affiliated investments	432	—	625	—

Total Investment Income	322,590	170,908	824,874	517,339

Expenses
Interest expense	$85,427	$48,278	$224,440	$145,984
Management fees, net(1)	47,970	14,071	96,386	42,018
Incentive fees	49,737	10,251	87,230	24,341
Professional fees	2,938	1,670	9,147	4,986
Listing advisory fees (net of Adviser reimbursement)	—	—	4,821	—
Directors’ fees	259	259	832	775
Other general and administrative	3,261	1,275	7,819	3,961

Total Expenses	189,592	75,804	430,675	222,065

Net Investment Income (Loss) Before Taxes	132,998	95,104	394,199	295,274

Income tax expense (benefit), including excise tax expense (benefit)	2,433	2,846	5,931	8,583

Net Investment Income (Loss) After Taxes	$130,565	$92,258	$388,268	$286,691
Net Change in Unrealized Gain (Loss):
Non-controlled, non-affiliated investments	$9,445	$57,725	$8,790	$(7,355)
Non-controlled, affiliated investments	52,899	13,135	71,334	5,177
Controlled, affiliated investments	38,330	37,906	53,016	39,932
Translation of assets and liabilities in foreign currencies and other transactions	2,686	922	28,654	793
Income tax (provision) benefit	—	—	(843)	—

Total Net Change in Unrealized Gain (Loss)	103,360	109,688	160,951	38,547

Net Realized Gain (Loss):
Non-controlled, non-affiliated investments	$(2,153)	$(65,983)	$(12,412)	$(88,455)
Non-controlled, affiliated investments	—	(16,865)	—	(16,865)
Foreign currency transactions	3,163	440	(22,253)	(1,391)

Total Net Realized Gain (Loss)	1,010	(82,408)	(34,665)	(106,711)

Total Net Realized and Change in Unrealized Gain (Loss)	104,370	27,280	126,286	(68,164)

Net Increase (Decrease) in Net Assets Resulting from Operations	$234,935	$119,538	$514,554	$218,527
Earnings (Loss) Per Share - Basic and Diluted	$0.50	$0.57	$1.32	$1.04

Weighted Average Shares Outstanding - Basic and Diluted	466,720,357	210,331,300	389,912,688	209,162,895

(1)	Refer to 10-Q Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•

“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represent net investment income, excluding any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

•

“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represent net income, excluding any change in capital gains incentive fees accrued but not payable.

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	September 30, 2025		June 30, 2025		September 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$131	$0.28	$160	$0.34	$92	$0.44
Plus: Change in capital gains incentive fees accrued but not payable	$18	$0.04	$6	$0.01	$—	$—

Adjusted net investment income(1)	$149	$0.32	$167	$0.36	$92	$0.44

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure, or net income) to adjusted net increase (decrease) in net assets resulting from operations (or adjusted net income) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	September 30, 2025		June 30, 2025		September 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$235	$0.50	$201	$0.43	$120	$0.57
Plus: Change in capital gains incentive fees accrued but not payable	$18	$0.04	$6	$0.01	$—	$—

Adjusted net increase (decrease) in net assets resulting from operations(1)	$253	$0.54	$208	$0.45	$120	$0.57

(1)	Numbers may not sum due to rounding.